Exhibit 99.1
Acuren Corporation
For Immediate Release
Acuren Corporation Announces Results for the Fourth Quarter and Full Year 2024
- Record full year revenue of $1.1 billion driven by deeper service line penetration with recurring customers, targeted new sales in key markets, and certain pricing initiatives -
- Acuren has redomiciled in the U.S. and listed on NYSE American -
- Establishes 2025 revenue outlook -
TOMBALL, Texas – (BUSINESS WIRE) – Acuren Corporation (NYSE American: TIC) (“Acuren” or the “Company”), a leading provider of critical asset integrity services, today reported its financial results for the three months and full year ended December 31, 2024.
The presentation of our operating results reflects the Company’s acquisition of ASP Acuren Holdings, Inc. (“ASP Acuren” or the “ASP Acuren Acquisition”). The period from July 30, 2024, through December 31, 2024, is referred to as the “Successor” period and the period from January 1, 2024 through July 29, 2024, as well as the twelve months ended December 31, 2023, is referred to as the “Predecessor” period.
Tal Pizzey, CEO of Acuren stated: “We finished 2024 having made significant progress on our financial goals, including exiting certain relationships with lower margin customers and positioning ourselves with strong momentum as a listed company. Our focus on expanding high-margin service offerings, combined with disciplined customer selection and operational excellence, we believe has strengthened our position as a leader in asset integrity services across North America. The aging infrastructure throughout our key markets continues to drive demand for our specialized services, and we believe that our team is exceptionally well-positioned to capitalize on these long-term and recurring opportunities.”
Mr. Pizzey continued, “Our success is built on one foundational principle: ‘A Higher Level of Reliability.’ This isn’t just our tagline—it’s the core of our business model. Our essential inspection services protect customers’ critical assets while representing just a fraction of their budgets. For our approximate 6,000 team members, reliability means steady careers in a safety-focused environment. Unlike many corporate values, reliability never becomes excessive, it simply builds trust and is designed to deliver consistent results. This is what makes Acuren a resilient investment with substantial growth potential. As we move forward as a public company, we remain committed to delivering sustainable growth, expanding margins and cash flow conversion while advancing our capabilities to meet the critical needs of our customers.”
Full Year 2024 Highlights
•2024 Predecessor Revenue of $633.9 million and 2024 Successor Revenue of $463.5 million compared to 2023 Predecessor Revenue of $1.05 billion.
•Combined Revenue of $1.097 billion, up 4.5% from Predecessor Revenue for the prior Predecessor period, with approximately half of the growth driven by acquisitions completed by the Predecessor during 2024 while exiting certain lower margin customer relationships.
•2024 Predecessor Net Loss of $15.7 million and 2024 Successor Net Loss of $105.5 million compared to 2023 Predecessor Net Income of $4.9 million. The net loss for the Predecessor and Successor periods in 2024 were driven primarily by non-recurring transaction-related expenses recognized in 2024.
•Combined Adjusted EBITDA of $186.7 million, up 11.5% from Predecessor Adjusted EBITDA for the prior Predecessor period. Combined Adjusted EBITDA margin of 17.0%, compared to 15.9% from the prior Predecessor period, due primarily to strong operating leverage resulting from higher revenues in our Canadian operations as well as favorable service mix.
Fourth Quarter 2024 Highlights
•Successor Revenue of $262.0 million compared to $270.1 million of Predecessor Revenue in the prior Predecessor quarter driven primarily by the timing of outage work as compared to the same Predecessor period 2023, adverse movement in foreign exchange rates, and exiting certain lower margin customer relationships, partially offset by contributions from acquisitions.

•Successor Net Loss of $15.6 million compared to Predecessor Net Loss of $14.5 million in the prior Predecessor quarter. The Successor Net Loss for the 2024 quarter was driven primarily by non-recurring transaction-related expenses.
•Successor Adjusted EBITDA of $40.7 million, up 0.2% from the prior Predecessor quarter. Successor Adjusted EBITDA margin of 15.5%, compared to 15.1% in the prior Predecessor quarter, primarily attributable to lower SG&A expenses.
Robert A.E. Franklin, Co-Chairman of Acuren commented: “Acuren’s performance throughout 2024 reflects the company’s strong market position and operational discipline. We’re confident in our strategic direction and the substantial opportunities ahead in the testing, inspection, certification and compliance space. We believe our strong balance sheet provides significant flexibility to pursue value-enhancing initiatives while maintaining financial discipline. The fundamentals of our business remain compelling – we provide essential, often mandated services that extend the life of critical infrastructure assets, with a focus on recurring maintenance work that provides stability regardless of broader economic conditions.”
Capital Resources and Liquidity
As of December 31, 2024, the Company had cash and cash equivalents of $139.1 million and total debt of $754.8 million, net of debt issuance costs. Including undrawn capacity on the Company’s revolving credit facility, total available liquidity was $214.1 million. As of December 31, 2024, the Company’s weighted average basic and diluted shares of common stock outstanding were 121,454,845.
In January 2025, the Company successfully repriced its term loan, generating an estimated cash interest expense savings of $5.8 million annually. In February 2025, the Company’s common stock began trading on the NYSE American.
Guidance
Acuren expects 2025 full year revenue growth to be in the low-to-mid-single digit percent range as compared to full year 2024 while we continue to exit certain lower margin customer relationships.
Webcast and Conference Call
Acuren will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. ET (7:30 a.m. CT) on Thursday, March 27, 2025. Participants on the call will include Talman Pizzey, Chief Executive Officer; Kristin Schultes, Chief Financial Officer and Robert A.E. Franklin, Co-Chairman.
To listen to the call by telephone, please dial 877-407-0789 or 201-689-8562. You may also attend and view the presentation via webcast by accessing the following URL:
https://viavid.webcasts.com/starthere.jsp?ei=1712055&tp_key=ca6885c47a
A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.
About Acuren Corporation
Acuren is a leading provider of critical asset integrity services. The company operates primarily in North America serving a broad range of industrial markets. It provides these essential and often compliance-mandated services in the industrial space and is focused on the recuring maintenance needs of its customers. The work Acuren does fits in the service category referred to as Testing, Inspection, Certification, and Compliance (TICC), including Nondestructive Testing (NDT) in the field and the laboratory and in-lab destructive testing capabilities. More information can be found at https://www.acuren.com/.
Forward-Looking Statements
In this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Acuren Corporation (“Acuren” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events, including, among other things, the Company’s (i) ability to deliver sustainable growth and expand its capabilities, (ii) strategy and opportunities in the TICC industry, (iii) strong balance sheet and substantial growth potential and (iv) 2025 full year guidance for revenue growth. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the SEC, including, but not limited to, the risk factors in the Company’s Registration Statement on Form S-4 filed with the SEC on December 12, 2024, and any supplements and post-effective amendments thereto. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.
Non-GAAP Financial Measures
This press release contains Combined Revenue, Combined Adjusted Gross Profit, Combined Adjusted Gross Profit Margin, Combined Adjusted EBITDA, Combined Adjusted EBITDA Margin, and Organic Change in Service Revenue which are non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.
Our results of operations as reported in our consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The presentation of the combined financial information of the Predecessor and Successor for the twelve months ended December 31, 2024, is not in accordance with GAAP. Combined financial information consists of the mathematical addition of selected financial data of the Predecessor and Successor periods. No other adjustments are made to the combined presentation. However, we believe that for purposes of discussion and analysis, the combined financial information is useful for management and investors to assess our ongoing financial and operational performance and trends. Accordingly, in addition to presenting our results of operations as reported in our consolidated financial statements in accordance with GAAP, certain tables and discussion included within this release also present the combined results for the twelve months ended December 31, 2024.
As used in this press release, Combined Adjusted Gross Profit is defined as Combined Gross Profit less depreciation expense included in cost of revenue for the Predecessor and Successor periods. Combined Adjusted Gross Profit Margin is defined as Combined Gross Profit divided by Combined Revenue. Combined EBITDA is defined as earnings before interest, taxes, depreciation and amortization for the Predecessor and Successor periods and Combined Adjusted EBITDA is defined as Combined EBITDA excluding the impact of certain non-cash and other specifically identified items for the Predecessor and Successor periods. Combined Adjusted EBITDA Margin is defined as Combined Adjusted EBITDA divided by Combined Revenue. Organic change in service revenues is calculated as the difference between the reported service revenues for the current period and reported service revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions) divided by prior year fixed currency service revenues.
The Company uses these non-GAAP financial measures and additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results.
While the Company believes these non-GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-GAAP financial measures is included later in this press release.
Investor Relations Contacts
Dan Scott / Rodny Nacier
ICR Inc.
IR@acuren.com

Acuren Corporation
Consolidated Balance Sheets
(amounts in thousands, except share and per share data)
(Unaudited)

	Successor December 31, 2024	Predecessor December 31, 2023
Assets
Current assets
Cash and cash equivalents	$139,134	$87,061
Accounts receivable, net	236,520	233,244
Prepaid expenses and other current assets	18,582	13,608
Total current assets	394,236	333,913
Property, plant and equipment, net	189,233	112,264
Operating lease right-of-use assets, net	30,001	22,441
Goodwill	845,939	511,501
Intangible assets, net	740,657	264,335
Deferred income tax asset	765	2,368
Other assets	6,908	15,793
Total assets	2,207,739	1,262,615
Liabilities and Equity
Current liabilities
Accounts payable	$13,877	$23,206
Accrued expenses and other current liabilities	67,676	65,775
Current portion of debt	7,750	7,280
Current portion of lease obligations	17,028	16,623
Total current liabilities	106,331	112,884
Debt, net of current portion	747,048	668,031
Non-current lease obligations	40,753	38,061
Deferred income tax liability	150,672	35,294
Other liabilities	11,763	26,346
Total liabilities	1,056,567	880,616
Commitments and contingencies
Equity
Series A Preferred Stock (Successor), $0.0001 par value, 1,000,000 shares issued and outstanding	-	-
Common Stock, $0.0001 par value, 121,476,215 shares issued and outstanding at December 31, 2024 (Successor); $0.01 par value, 5,700,000 shares issued and 5,024,802 shares outstanding at December 31, 2023 (Predecessor)	12	50
Treasury stock (Predecessor), 7,769 common shares at cost	-	(1,029)
Additional paid-in capital	1,293,638	366,327
Accumulated earnings (deficit)	(106,989)	17,447
Accumulated other comprehensive loss	(35,489)	(796)
Total equity	1,151,172	381,999
Total liabilities and equity	$2,207,739	$1,262,615

Acuren Corporation
Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(amounts in thousands, except share and per share data)
(Unaudited)

	2024		2023
	Successor	Predecessor	Predecessor
	July 30 to December 31	January 1 to July 29 (As Restated)	January 1 to December 31
Service revenue	$463,527	$633,866	$1,050,057
Cost of revenue	359,848	471,881	810,534
Gross profit	103,679	161,985	239,523
Selling, general and administrative expenses	150,306	121,369	185,022
Transaction costs	35,998	5,204	-
Income (loss) from operations	(82,625)	35,412	54,501
Interest expense, net	31,061	39,379	60,022
Loss on extinguishment of debt	-	9,073	-
Other expense (income), net	(2,978)	(580)	(1,241)
Income (loss) before provision for income taxes	(110,708)	(12,460)	(4,280)
Benefit for income taxes	(5,256)	3,243	2,009
Net income (loss)	(105,452)	(15,703)	(6,289)
Other comprehensive income (loss):
Foreign currency translation adjustments	(35,489)	(18,004)	11,184
Total other comprehensive income (loss)	(35,489)	(18,004)	11,184
Total comprehensive income (loss)	$(140,941)	$(33,707)	$4,895

Basic loss per Common Share and Series A Preferred Share	($0.86)	—	—
Diluted loss per Common Share and Series A Preferred Share	($0.86)	—	—
Basic loss per Common Share	—	($3.13)	($1.25)
Diluted loss per Common Share	—	($3.13)	($1.25)
Weighted average Common Shares outstanding, basic and diluted	121,454,845	—	—
Weighted average shares of Series A Preferred Stock outstanding, basic and diluted	1,000,000	—	—
Weighted average Common Shares outstanding, basic	-	5,024,802	5,024,802
Weighted average Common Shares outstanding, diluted	-	5,024,802	5,024,802
Acuren Corporation
Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(amounts in thousands, except share and per share data)
(Unaudited)

	October 1 to December 31
	Successor	Predecessor
	2024	2023
Service revenue	$262,042	$270,134
Cost of revenue	207,567	211,202
Gross profit	54,475	58,932
Selling, general and administrative expenses	46,471	49,130
Transaction costs	11,444	—
Income (loss) from operations	(3,440)	9,802
Interest expense, net	17,725	20,956
Loss on extinguishment of debt	-	—
Other income, net	(2,378)	(1,299)
Income (loss) before provision for income taxes	(18,787)	(9,855)
Benefit for income taxes	(3,159)	4,627
Net income (loss)	(15,628)	(14,482)
Other comprehensive income (loss):
Foreign currency translation adjustments	(46,387)	8,656
Total other comprehensive income (loss)	(46,387)	8,656
Total comprehensive income (loss)	$(62,015)	$(5,826)

Basic loss per Common Share and Series A Preferred Share	($0.13)	—
Diluted loss per Common Share and Series A Preferred Share	($0.13)	—
Basic loss per Common Share	—	($2.88)
Diluted loss per Common Share	—	($2.88)
Weighted average Common Shares outstanding, basic and diluted	121,476,215	—
Weighted average shares of Series A Preferred Stock outstanding, basic and diluted	1,000,000	—
Weighted average Common Shares outstanding, basic	-	5,024,802
Weighted average Common Shares outstanding, diluted	-	5,024,802

Acuren Corporation
Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(Unaudited)

	2024		2023
	Successor	Predecessor	Predecessor
	July 30 to December 31	January 1 to July 29 (As Restated)	January 1 to December 31
Cash flows from operating activities:
Net income (loss)	$(105,452)	$(15,703)	$(6,289)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for credit losses	2,703	408	1,353
Depreciation and amortization	47,313	45,777	94,818
Noncash lease expense	3,667	5,453	9,992
Share-based compensation expense	64,626	17,858	4,975
Amortization of deferred financing costs	1,366	2,406	3,586
Loss on extinguishment of debt	-	9,073	-
Fair value adjustments on interest rate derivatives	-	3,102	7,244
Deferred income taxes	(13,983)	(8,376)	(23,442)
Other	(503)	(588)	(78)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	27,782	(32,797)	881
Prepaid expenses and other current assets	(9,380)	(2,829)	(3,243)
Accounts payable	(4,479)	(9,691)	2,917
Accrued expenses and other current liabilities	(7,875)	17,848	5,958
Operating lease obligations	(3,429)	(5,751)	(9,284)
Other assets and liabilities	273	(5,751)	6,421
Net cash provided by operating activities	2,629	20,439	95,809

Cash flows from investing activities:
Purchases of property, plant and equipment	(13,241)	(14,334)	(22,141)
Proceeds from sale of property, plant and equipment	776	1,029	1,617
Acquisition of ASP Acuren, net of cash acquired	(1,822,186)
Acquisition of businesses, net of cash acquired	-	(44,680)	(6,010)
Net cash used in investing activities	(1,834,651)	(57,985)	(26,534)

Cash flows from financing activities:
Borrowings under long-term debt	775,000	30,000	195,000
Repayments of long-term debt	(1,938)	(16,346)	(81,384)
Payments of debt issuance costs	(21,355)	-	(2,844)
Principal payments on finance lease obligations	(3,991)	(5,836)	(9,948)
Dividends paid to stockholder	-	-	(150,000)
Proceeds from issuance of common shares and exercise of warrants, net of issuance costs	666,630	-
Net cash provided by (used in) financing activities	1,414,346	7,818	(49,176)

Net effect of exchange rate fluctuations on cash and cash equivalents	(123)	(7,877)	4,377
Net change in cash and cash equivalents	(417,799)	(37,605)	24,476

Cash and cash equivalents
Beginning of period	556,933	87,061	62,585
End of period	$139,134	$49,456	$87,061

Acuren Corporation
Reconciliation of Combined Revenue
(amounts in thousands)
(Unaudited)

	Combined period January 1, 2024 through December 31, 2024	Combined period January 1, 2023 through December 31, 2023	Three months ended December 31, 2024	Three months ended December 31, 2023
Revenue from predecessor period	$633,866	$1,050,057	$—	$270,134
Revenue from successor period	463,527	-	262,042	-
Total combined revenue(1)	$1,097,393	$1,050,057	$262,042	$270,134
1.The combined financial information for the year ended December 31, 2024 includes the results of operations of ASP Acuren (Predecessor) for the period from January 1, 2024 to July 29, 2024 and Acuren Corporation (Successor) for the period from July 30, 2024 to December 31, 2024.

Acuren Corporation
Reconciliation of Adjusted Gross Profit and Gross Margin Percentage
(amounts in thousands)
(Unaudited)

Successor period - Three months ended December 31, 2024	2024
Gross profit	$54,475
Depreciation expense included in cost of revenue	13,801
Adjusted gross profit	$68,276
Adjusted gross margin percentage	26.1%

Successor period July 30 to December 31, 2024	2024
Gross profit	$103,679
Depreciation expense included in cost of revenue	25,282

Predecessor period January 1 to July 29, 2024
Gross profit	161,985
Depreciation expense included in cost of revenue	22,123
Adjusted gross profit for the combined period January 1, 2024 through December 31, 2024	$313,069
Adjusted gross margin percentage for the combined period January 1, 2024 through December 31, 2024 (1)	28.5%
Acuren Corporation
Reconciliation of Adjusted Gross Profit and Gross Margin Percentage
(amounts in thousands)
(Unaudited)

Predecessor period - Three months ended December 31, 2023	2023
Gross profit	$58,932
Depreciation expense included in cost of revenue	13,515
Adjusted gross profit	72,447
Adjusted gross margin percentage (1)	26.8%

Predecessor period - Twelve months ended December 31, 2023	2023
Gross profit	$239,523
Depreciation expense included in cost of revenue	54,504
Adjusted gross profit	294,027
Adjusted gross margin percentage (1)	28.0%
1.The Adjusted Gross margin percentage is calculated as Adjusted Gross profit divided by combined revenues for the 2024 period and divided by revenues for the 2023 period

Acuren Corporation
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(amounts in thousands)
(Unaudited)

Successor period - Three months ended December 31, 2024	2024
Net income (loss)	$(15,628)
Benefit for income taxes	(3,159)
Interest expense, net	17,725
Depreciation and amortization expense	26,882

Adjustments - Three months ended December 31, 2024
Pre-ASP Acuren seller-related expenses and stock compensation(1)	—
One time non-cash equity charges(2)	—
Acquisition related transaction and integration expenses(3)	594
ASP Acuren transaction related expenses(4)	11,444
Non cash stock compensation expense(5)	1,817
Other non-recurring charges(6)	1,070
Adjusted EBITDA for the three months ended December 31, 2024	$40,745
Adjusted EBITDA margin for the three months ended December 31, 2024(8)	15.5%

Successor period July 30 to December 31, 2024	2024
Net income (loss)	$(105,452)
Benefit for income taxes	(5,256)
Interest expense, net	31,061
Depreciation and amortization expense	47,313

Predecessor period January 1 to July 29, 2024
Net income (loss)	(15,703)
Provision for income taxes	3,243
Interest expense, net	39,379
Depreciation and amortization expense	45,777

Adjustments - January 1 to December 31, 2024
Pre-ASP Acuren seller-related expenses and stock compensation(1)	29,477
One time non-cash equity charges(2)	69,821
Acquisition related transaction and integration expenses(3)	2,878
ASP Acuren transaction related expenses(4)	41,202
Non cash stock compensation expense(5)	2,152
Other non-recurring charges(6)	790
Adjusted EBITDA for the combined period January 1, 2024 through December 31, 2024(7)	$186,682
Adjusted EBITDA margin for the combined period from January 1, 2024 through December 31, 2024(8)	17.0%

Acuren Corporation
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(amounts in thousands)
(Unaudited)

Predecessor period October 1 to December 31, 2023	2023
Net income (loss)	$(14,482)
Provision for income taxes	4,627
Interest expense, net	20,956
Depreciation and amortization expense	23,664

Adjustments - Three months ended December 31, 2023
Pre-ASP Acuren seller-related expenses and stock compensation(1)	1,776
One time non-cash equity charges(2)	-
Acquisition related transaction and integration expenses(3)	2,726
ASP Acuren transaction related expenses(4)	-
Non cash stock compensation expense(5)	-
Other non-recurring charges(6)	1,417
Adjusted EBITDA(7)	$40,684
Adjusted EBITDA margin (8)	15.1%

Predecessor period January 1 to December 31, 2023	2023
Net income (loss)	$(6,289)
Provision for income taxes	2,009
Interest expense, net	60,022
Depreciation and amortization expense	94,818

Adjustments - Twelve months ended December 31, 2023
Pre-ASP Acuren seller-related expenses and stock compensation(1)	8,492
One time non-cash equity charges(2)	-
Acquisition related transaction and integration expenses(3)	5,715
ASP Acuren transaction related expenses(4)	-
Non cash stock compensation expense(5)	-
Other non-recurring charges(6)	2,612
Adjusted EBITDA(7)	$167,379
Adjusted EBITDA margin (8)	15.9%
1.Adjustment to add back expenses related primarily to the previous owner’s compensation, stock incentive plans and debt extinguishment costs.
2.Adjustment to add back the one time non cash stock compensation expenses for Founder Preferred Shares and independent director stock options for which the performance target was achieved when the acquisition of ASP Acuren occurred.
3.Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the acquisition of ASP Acuren.
4.Adjustment to add back the transaction related expenses for the ASP Acuren acquisition.
5.Adjustment to add back stock compensation expense.
6.Adjustment to add back other non-recurring charges including restructuring charges, IT development charges and certain gains, losses and balance adjustments.
7.The combined financial information for the year ended December 31, 2024 includes the results of operations of ASP Acuren (Predecessor) for the period from January 1, 2024 to July 29, 2024 and Acuren Corporation (Successor) for the period from July 30, 2024 to December 31, 2024.
8.The Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by combined revenues for the 2024 period and divided by revenues for the 2023 period.

Acuren Corporation
Organic Change in Service Revenues
(amounts in thousands)
(Unaudited)

	Three months ended December 31, 2024
	Service revenue change (as reported)	Foreign currency translation(1)	Service revenue change (fixed currency)(2)	Acquisitions(3)	Organic change in service revenue(4)
Consolidated	(3.0)%	(1.0)%	(2.0)%	2.0%	(4.0)%

	Combined period from January 1, 2024 through December 31, 2024
	Service revenue change (as reported)	Foreign currency translation(1)	Service revenue change (fixed currency)(2)	Acquisitions(3)	Organic change in service revenue(4)
Consolidated	4.5%	(0.5)%	5.0%	2.0%	3.0%

1.Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2024.
2.Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.
3. Adjustment to exclude service revenue from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition.
4.Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.